As filed with the Securities and Exchange Commission on June 7, 2011

Registration No. 333-173103

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT No. 2

To

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AFFINION GROUP, INC.

and the Guarantors listed on Schedule A hereto

(Exact name of registrant as specified in its charter)

Delaware	7389	16-1732152
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6 High Ridge Park

Stamford, CT 06905

(203) 956-1000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Sloane Levy, Esq.

Executive Vice President, Secretary and General Counsel

Affinion Group, Inc.

6 High Ridge Park

Stamford, CT 06905

(203) 956-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Rosa A. Testani, Esq.

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

(212) 872-8115

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large Accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

*If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary standard industrial classification code number	IRS employer identification no.	Address, including zip code and telephone number, including area code, of registrant’s principal executive offices
Affinion Benefits Group, LLC	Delaware	7389	26-0777961	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Affinion Data Services, Inc.	Delaware	7389	22-3797237	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Affinion Group, LLC	Delaware	7389	06-1501906	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Affinion Loyalty Acquisition, LLC	Delaware	7389	80-0613452	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Affinion Loyalty Group, Inc.	Delaware	7389	06-1623335	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Affinion Publishing, LLC	Delaware	7389	06-1282776	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Cardwell Agency, Inc.	Virginia	7389	54-1374514	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

CCAA, Corporation	Delaware	7389	06-1812380	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Connexions Loyalty Travel Solutions LLC	Delaware	7839	26-1823450	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

CUC Asia Holdings	Delaware	7389	06-1487080	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Global Privacy Solutions, LLC	Delaware	7839	01-0950443	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

International Travel Fulfillment LLC	Delaware	7839	80-0696742	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Lift Media, LLC	Delaware	7839	20-5695066	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Long Term Preferred Care, Inc.	Tennessee	7389	62-1455251	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Loyalty Travel Agency LLC	Delaware	7839	26-1903602	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary standard industrial classification code number	IRS employer identification no.	Address, including zip code and telephone number, including area code, of registrant’s principal executive offices
Travelers Advantage Services, Inc.	Delaware	7389	20-2221128	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Trilegiant Auto Services, Inc.	Wyoming	7389	06-1633722	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Trilegiant Corporation	Delaware	7389	20-0641090	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Trilegiant Insurance Services, Inc.	Delaware	7389	06-1588614	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Trilegiant Retail Services, Inc.	Delaware	7389	06-1625615	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Watchguard Registration Services, Inc.	Indiana	7389	06-1057383	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Webloyalty Holdings, Inc.	Delaware	7839	20-2765312	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Webloyalty.com, Inc.	Delaware	7839	06-1537916	6 High Ridge Park Stamford, CT 06905 (203) 956-1000

Explanatory Note

This Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-173103) of Affinion Group, Inc. is being filed solely to amend Item 21 of Part II thereof and to transmit exhibits 23.2 and 23.3 thereto. Each of exhibits 23.2 and 23.3 hereto supersedes and replaces in its entirety exhibits 23.2 and 23.3, respectively, of Amendment No. 1 to the Registration Statement on Form S-4, filed on June 3, 2011 (File No. 333-173103), which prior exhibits had typographical errors and should not be relied upon. This Amendment No. 2 does not modify any provision of the preliminary prospectus contained in Part I of the Registration Statement. Accordingly, this Amendment No. 2 does not include a copy of the preliminary prospectus.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The following applies to Affinion Group, Inc., Affinion Data Services, Inc., Affinion Loyalty Group, Inc., CCAA, Corporation, Travelers Advantage Services, Inc., Trilegiant Corporation, Trilegiant Insurance Services, Inc., Trilegiant Retail Services, Inc., Webloyalty Holdings, Inc. and Webloyalty.com, Inc. (each a “Delaware Registrant” and collectively the “Delaware Registrants”):

Each of the Delaware Registrants is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•

to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•

the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•

the corporation shall have the power to purchase and maintain insurance of behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 20 with respect to any Delaware Registrant, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of a Delaware Registrant, and whether civil, criminal, administrative, investigative or otherwise. Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each Delaware Registrant under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Each of the Delaware Registrants may, in its discretion, similarly indemnify its employees and agents. Each Delaware Registrant’s Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, such Delaware Registrant will indemnify any and all of its officers, directors, employees and agents. In addition, each Delaware Registrant’s organizational documents relieves its directors from monetary damages to it or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Affinion Group, Inc. currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers of Affinion Group, Inc. and its subsidiaries in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of Affinion Group, Inc. or its subsidiaries.

The following applies to Affinion Benefits Group, LLC, Affinion Group, LLC, Affinion Loyalty Acquisition, LLC, Affinion Publishing, LLC, Connexions Loyalty Travel Solutions LLC, Global Privacy Solutions, LLC, International Travel Fulfillment LLC, Lift Media, LLC and Loyalty Travel Agency LLC (each a “Delaware LLC Registrant” and collectively the “Delaware LLC Registrants”):

Each of the Delaware LLC Registrants is a Delaware limited liability company. Section 108 of the Delaware Limited Liability Company Act (the “LLC Act”) provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Limited Liability Company Agreement of Affinion Group, LLC (“Affinion Group’s LLC Agreement”) provides that Affinion Group, LLC may indemnify its managers, officers, employees and other agents to the maximum extent permitted under the LLC Act, unless the loss or damage for which indemnification is sought is the result of fraud, deceit, gross negligence, willful misconduct, breach of Affinion Group’s LLC Agreement or a wrongful taking by the manager, officer, employee or other agent. Affinion Group’s LLC Agreement also provide that expenses incurred in connection with an action or proceeding for which indemnification is sought may be paid by Affinion Group, LLC in advance of the final disposition of such action upon receipt of an undertaking by such, manager, officer, employee or other agent to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by Affinion Group, LLC

The Limited Liability Company Operating Agreement of Affinion Benefits Group, LLC, Affinion Publishing, LLC and Global Privacy Solutions, LLC, each provide that each of the foregoing Delaware LLC Registrants may, to the fullest extent allowed by the LLC Act, indemnify and hold harmless its sole member from and against any and all claims and demands arising by reason of the fact that the sole member is, or was, a member of such company.

The limited liability company agreement or operating agreement, as the case may be, as amended, as the case may be, of Affinion Loyalty Acquisition, LLC, Connexions Loyalty Travel Solutions LLC, International Travel Fulfillment LLC and Loyalty Travel Agency LLC provide that each of the foregoing Delaware LLC Registrants, to the fullest extent authorized by the LLC Act, indemnify and hold harmless each member, manager, officer and employee of such company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of such company.

The Limited Liability Company Agreement of Lift Media, LLC provides that Lift Media, LLC, to the fullest extent permitted by the LLC Act, indemnify and hold harmless each member, member designee or officer against any losses, claims, damages or liabilities to which such person may become subject in connection with Lift Media, LLC’s Limited Liability Company Agreement, business or affairs.

The following applies to CUC Asia Holdings:

CUC Asia Holdings is a Delaware partnership. There is nothing in the General Partnership Agreement of CUC Asia Holdings or any other contract or other arrangement under which any controlling persons, director or officer of CUC Asia Holdings is insured or indemnified in any manner against liability which he may incur in his capacity as such.

The following applies to Cardwell Agency, Inc.:

Cardwell Agency, Inc. (“Cardwell”) is a Virginia corporation. The Virginia Stock Corporation Act (the “VCA”) permits and the Articles of Incorporation of Cardwell require indemnification of the directors and officers of Cardwell in a variety of circumstances, which may include liabilities under the Securities Act. Under sections 13.1-697 and 13.1-702 of the VCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith, believed in the case of conduct in their official capacity with the corporation that their conduct was in its best interests and in all other cases that their conduct was at least not opposed to its best interests, and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Articles of Incorporation of Cardwell provide that each person now or hereafter a director or officer of the corporation shall be indemnified by the corporation against all costs and expenses, including all attorneys’ fees, imposed upon or reasonably incurred by him in connection with or resulting from any action, suit, proceeding, or claim to which he is or may be a party by reason of his being or having been a director or officer of the corporation or at its request, of any other corporation (whether or not a director or officer at the time such cost or expenses are incurred by or imposed upon him), except in relation to matters as to which he shall have been finally adjudged in such action, suit, proceeding, or upon such claim, to be liable for negligence or malfeasance in the performance of his duties as such director or officer.

The Amended and Restated Bylaws of Cardwell provide that, subject to certain exceptions, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the VCA against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee.

The Amended and Restated Bylaws of Cardwell also provide that Cardwell may purchase and maintain insurance to protect itself and any person who is or was a director, officer, employee or agent of the corporation or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the VCA.

The following applies to Long Term Preferred Care, Inc:

Long Term Preferred Care, Inc. (“Long Term”) is a Tennessee corporation. The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation. The Charter of Long Term provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director of the corporation or is or was serving at the request of the corporation as a director of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director or in any other capacity while serving as a director, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the TBCA against all expense, liability and loss reasonably incurred in connection with the proceeding. Long Term’s Charter provides that it will advance to directors expenses of any claim or proceeding so long as the director furnishes Long Term with a written affirmation of his good faith belief that he has met the standards for indemnification under the TBCA, and a determination is made that the facts then known to those making the determination would not preclude indemnification. Long Term’s Charter also provides that the corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as to a director by specific action of its board of directors or by contract.

Long Term’s Amended and Restated Bylaws provide that the corporation shall indemnify and advance expenses to persons who are or were the directors or officers of the corporation or any person who may have served at the request of Long Term’s Board of Directors or its Chief Executive Officer as a director or officer of another corporation, to the full extent of Tennessee law. Long Term’s Amended and Restated Bylaws also provide that it may indemnify and advance expenses to any employee or agent of Long Term who is not a director or officer to the same extent as to a director or officer, if the Board of Directors determines that to do so is in the best interests of Long Term.

Long Term’s Amended and Restated Bylaws also provide that the corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of Long Term or any person who, while a director, officer, employee or agent of Long Term, is or was serving at the request of Long Term as a director, officer, employer or agent of another company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Long Term would have the power to indemnify such person against such expense, liability or loss under the TBCA.

The following applies to Trilegiant Auto Services, Inc:

Trilegiant Auto Services, Inc. (“Trilegiant Auto”) is a Wyoming corporation. The Amended and Restated Bylaws of Trilegiant Auto provide that to the fullest extent permitted by the Wyoming Business Corporation Act (the “WBCA”), a director of Trilegiant Auto shall not be liable to the corporation or its stockholders for breach of fiduciary duty as a director.

Section 17-16-851(d) of the WBCA provides that unless ordered to do so by a court, a corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met certain applicable standards of conduct; or (ii) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled. Section 17-16-852 of the WBCA provides for mandatory indemnification of a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director, against reasonable expenses incurred in connection with the proceeding. Section 17-16-856 of the WBCA provides that an officer may be indemnified to the same extent as a director, and if he is not also a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract; except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or certain other types of liability specified in the WBCA such as an intentional violation of criminal law.

Trilegiant Auto’s Amended and Restated Bylaws provide that the right to indemnification shall include the right to be paid by Trilegiant Auto the expenses incurred in defending any such proceeding in advance of the final disposition of the proceeding. Section 17-16-853 of the WBCA states that a corporation may advance reasonable expenses incurred by a director if the person incurring such expenses delivers to the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct or if the proceeding involved conduct for which liability has been eliminated as authorized by the WBCA, and a written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification as specified in the WBCA and it is ultimately determined that he has not met the applicable standard of conduct.

In addition, Trilegiant Auto’s Amended and Restated Bylaws provide that it may purchase and maintain insurance providing coverage for any person who is or was a director, officer, employee or agent of Trilegiant Auto, or is or was serving at Trilegiant Auto’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him and incurred by him in any capacity or arising out of his status, whether or not it would have the power to indemnify him under the provisions of the WBCA.

The following applies to Watchguard Registration Services, Inc.

Watchguard Registration Services, Inc. is an Indiana corporation. The Indiana Business Corporation Law (“IBCL”) provides that an Indiana corporation may indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation (“Eligible Persons”) against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or (b) if the challenged action was taken other than in the individual’s official capacity as an officer, director, employee or agent, the individual’s conduct was at least not opposed to the corporation’s best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful.

The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its articles of incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation’s articles of incorporation provide otherwise, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine the indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of a corporation’s articles of incorporation or by-laws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

The articles of incorporation and by-laws of Watchguard Registration Services, Inc. do not contain any indemnification provisions.

Item 21.	Exhibits and Financial Statement Schedules

(a) The following exhibits are attached hereto:

Exhibit No.	Description
2.1	Purchase Agreement, dated as of July 26, 2005, by and among Cendant Corporation, Affinion Group, Inc. (f/k/a Affinity Acquisition, Inc.), and Affinion Group Holdings, Inc. (f/k/a Affinity Acquisition Holdings, Inc.), as amended by Amendment No. 1 thereto, dated as of October 17, 2005, among Cendant Corporation, Affinion Group, Inc. (f/k/a Affinity Acquisition, Inc.), and Affinion Group Holdings, Inc. (f/k/a Affinity Acquisition Holdings, Inc.) (incorporated by reference to Exhibit No. 2.1 to Registration Statement on Form S-4, filed with the SEC on May 8, 2006, File No. 333-133895).

2.2	Membership Interests Purchase Agreement, dated as of May 19, 2010, by and between Affinion Loyalty Acquisition, LLC, Affinion Group, Inc., Travel Leaders Group, L.L.C., Tag Investment Holdings, L.L.C., One Equity Partners III, L.P., OEP III Co-Investors, L.P., OEP II Partners Co-Invest, L.P. and One Equity Partners III, L.P., as representative acting on behalf of Sellers (as defined therein) (incorporated by reference to Exhibit No. 2.1 to Current Report on Form 8-K filed with the SEC on July 8, 2010, File No. 333-133895).

2.3	Agreement and Plan of Merger, dated as of January 14, 2011, by and among Affinion Group Holdings, Inc., Affinion Group, Inc., Parker Holdings, LLC, Parker Merger Sub, Inc. and Webloyalty Holdings, Inc. (incorporated by reference to Exhibit No. 2.1 to Current Report on Form 8-K filed with the SEC on January 18, 2011, File No. 333-133895).

3.1	Amended and Restated Certificate of Incorporation of Affinion Group, Inc. filed in the State of Delaware on September 27, 2005 (incorporated by reference to Exhibit No. 3.1 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

3.2	By-laws of Affinion Group, Inc. (incorporated by reference to Exhibit No. 3.2 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

4.1	Indenture, dated as of April 26, 2006 governing the 11 1/2% Senior Subordinated Notes due 2015, among Affinion Group, Inc., a Delaware corporation, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit No. 4.2 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

Exhibit No.	Description
4.2	Supplemental Indenture No. 1, dated as of October 4, 2007, among CCAA Corporation, a Delaware corporation and an indirect subsidiary of Affinion Group, Inc., Affinion Group, Inc., a Delaware corporation, and Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of April 26, 2006 governing the 11 1/2% Senior Subordinated Notes due 2015 (incorporated by reference to Exhibit No. 4.5 to Annual Report on Form 10-K for the year ended December 31, 2007, File No. 333-133895).

4.3	Supplemental Indenture No. 2, dated as of January 24, 2008, among Watchguard Registration Services, Inc., an Indiana corporation, Affinion Group, Inc., and Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of April 26, 2006 governing the 11 1/2% Senior Subordinated Notes due 2015 (incorporated by reference to Exhibit No. 4.6 to Annual Report on Form 10-K for the year ended December 31, 2007, File No. 333-133895).

4.4	Supplemental Indenture No. 3, dated as of December 29, 2009, among Global Privacy Solutions, LLC, a Delaware limited liability company, Affinion Group, Inc., and Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of April 26, 2006 governing the 11 1/2% Senior Subordinated Notes due 2015 (incorporated by reference to Exhibit No. 4.3 to Quarterly Report on Form 10-Q for the period ended June 30, 2010, File No. 333-133895).

4.5	Supplemental Indenture No. 4, dated as of June 17, 2010, among Affinion Loyalty Acquisition, LLC, a Delaware limited liability company, Affinion Group, Inc., and Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of April 26, 2006 governing the 11 1/2% Senior Subordinated Notes due 2015 (incorporated by reference to Exhibit No. 4.4 to Quarterly Report on Form 10-Q for the period ended June 30, 2010, File No. 333-133895).

4.6	Supplemental Indenture No. 5, dated as of July 29, 2010, among Loyalty Travel Agency LLC, a Delaware limited liability company, Connexions Loyalty Travel Solutions LLC, a Delaware limited liability company, International Travel Fulfillment LLC, a Delaware limited liability company, Affinion Group, Inc., and Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of April 26, 2006 governing the 11 1/2% Senior Subordinated Notes due 2015 (incorporated by reference to Exhibit No. 4.3 to Quarterly Report on Form 10-Q for the period ended September 30, 2010, File No. 333-133895).

4.7	Supplemental Indenture No. 6, dated as of February 14, 2011, among Webloyalty Holdings, Inc., a Delaware corporation, Webloyalty.com, Inc., a Delaware corporation, Lift Media, LLC, a Delaware limited liability company, Affinion Group, Inc., and Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of April 26, 2006 governing the 11 1/2% Senior Subordinated Notes due 2015 (incorporated by reference to Exhibit No. 4.7 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

4.8	Indenture, dated as of November 19, 2010 governing the 7.875 % Senior Notes due 2018, among Affinion Group, Inc., a Delaware corporation, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit No. 4.8 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

4.9	Supplemental Indenture No. 1, dated as of February 14, 2011, among Webloyalty Holdings, Inc., a Delaware corporation, Webloyalty.com, Inc., a Delaware corporation, Lift Media, LLC, a Delaware limited liability company, Affinion Group, Inc., and Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of November 19, 2010 governing the 7.875% Senior Notes due 2018 (incorporated by reference to Exhibit No. 4.9 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

4.10	Form of 11 1/2% Senior Subordinated Note due 2015 (incorporated by reference to Appendix A of Exhibit No. 4.2 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

Exhibit No.	Description
4.11	Form of 7.875 % Senior Note due 2018 (incorporated by reference to Appendix A of Exhibit No. 4.8 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

4.12	Registration Rights Agreement, dated as of November 19, 2010, among Affinion Group, Inc., the Guarantors (as defined therein), Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit No. 4.12 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895) .

5.1†	Opinion of Akin Gump Strauss Hauer & Feld LLP.

5.2†	Opinion of Bass, Berry & Sims PLC.

5.3†	Opinion of Troutman Sanders LLP.

5.4†	Opinion of Holland & Hart LLP.

5.5†	Opinion of Ice Miller LLP.

10.1	Amended and Restated Senior Secured Credit Facility, dated as of April 9, 2010, among Affinion Group Holdings, Inc., a Delaware corporation, Affinion Group, Inc., a Delaware corporation, and Bank of America, N.A., as administrative agent and collateral agent, Banc of America Securities LLC and Credit Suisse Securities (USA) LLC, as joint lead arrangers, Credit Suisse Securities (USA) LLC, as syndication agent, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as documentation agents, and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as joint bookrunners (incorporated by reference to Exhibit No. 10.1 to Current Report on Form 8-K filed with the SEC on April 12, 2010, File No. 333-133895).

10.2	Amended and Restated Guarantee and Collateral Agreement, dated and effective as of April 9, 2010, among Affinion Group, Inc., a Delaware corporation, each Subsidiary of the Affinion Group, Inc. identified as a party thereto and Bank of America, N.A., as administrative agent and collateral agent (incorporated by reference to Exhibit No. 10.2 to Current Report on Form 8-K filed with the SEC on April 12, 2010, File No. 333-133895).

10.3	Incremental Assumption Agreement, dated as of December 13, 2010, among Affinion Group, Inc., a Delaware corporation, Affinion Group Holdings, Inc., a Delaware corporation, certain subsidiaries of Affinion Group, Inc., Bank of America, N.A., as incremental revolving facility lender, Deutsche Bank AG New York Branch, as incremental revolving facility lender, and Bank of America, N.A., as administrative agent and collateral agent (incorporated by reference to Exhibit No. 10.1 to Current Report on Form 8-K filed with the SEC on December 17, 2010, File No. 333-133895).

10.4	Second Incremental Assumption Agreement, dated as of February 11, 2011, among Affinion Group, Inc., a Delaware corporation, Affinion Group Holdings, Inc., a Delaware corporation, certain subsidiaries of Affinion Group, Inc., Bank of America N.A., as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as joint lead arrangers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Goldman Sachs Lending Partners LLC, J.P. Morgan Securities LLC, UBS Securities LLC and Morgan Joseph Triartisan Finance LLC, as joint book runners, and the other financial institutions thereto, as incremental term lenders (incorporated by reference to Exhibit No. 10.4 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

10.5	Management Investor Rights Agreement, dated as of October 17, 2005 among Affinion Group Holdings, Inc., a Delaware corporation, Affinion Group Holdings, LLC, a Delaware limited liability company, and the holders that are parties thereto (incorporated by reference to Exhibit No. 10.4 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

Exhibit No.	Description
10.6	Amendment to Management Investor Rights Agreement, dated as of April 30, 2010, among Affinion Group Holdings, Inc., a Delaware corporation, Affinion Group Holdings, LLC, a Delaware limited liability company, and the holders that are parties thereto (incorporated by reference to Exhibit No. 10.1 to Quarterly Report on Form 10-Q for the period ended March 31, 2010, File No. 333-133895).

10.7	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit No. 10.2 to Quarterly Report on Form 10-Q for the period ended March 31, 2010, File No. 333-133895).

10.8	Amended and Restated Consulting Agreement, dated as of January 14, 2011, between Affinion Group, Inc. and Apollo Management V, L.P. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on January 18, 2011, File No. 333-133895).

10.9	Affinion Group Holdings, Inc. 2005 Stock Incentive Plan, dated as of October 17, 2005 (incorporated by reference to Exhibit No. 10.6 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

10.10	First Amendment to the Affinion Group Holdings, Inc. 2005 Stock Incentive Plan, dated December 4, 2006 (incorporated by reference to Exhibit 10.8 to Annual Report on Form 10-K for the year ended December 31, 2006, File No. 333-133895).

10.11	Second Amendment to the Affinion Group Holdings, Inc. 2005 Stock Incentive Plan, dated January 30, 2007 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on February 1, 2007, File No. 333-133895).

10.12	Form of Affinion Group Holdings, Inc. 2007 Stock Award Plan (incorporated by reference to Exhibit No. 10.6 to Quarterly Report on Form 10-Q for the period ended September 30, 2007, File No. 333-133895).

10.13	Form of Nonqualified Stock Option Agreement pursuant to Affinion Group Holdings, Inc.’s 2007 Stock Award Plan (incorporated by reference to Exhibit No. 10.7 to Quarterly Report on Form 10-Q for the period ended September 30, 2007, File No. 333-133895).

10.14	Restricted Stock Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Nathaniel J. Lipman (incorporated by reference to Exhibit No. 10.7 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

10.15	Option Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Nathaniel J. Lipman (incorporated by reference to Exhibit No. 10.8 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

10.16	Option Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Optionee (with Optionee signatories being Rooney and Siegel, among others) (incorporated by reference to Exhibit No. 10.9 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

10.17	Subscription Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Investor (with Investor signatories being Rooney and Siegel, among others) (incorporated by reference to Exhibit No. 10.15 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

10.18	Subscription Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Nathaniel J. Lipman (incorporated by reference to Exhibit No. 10.16 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

10.19	Supplemental Bonus Letter by and between Officer and Cendant Marketing Services Division dated September 28, 2005 (assumed by Affinion Group, Inc.) (with Officer signatories being Lipman, Rooney and Siegel, among others) (incorporated by reference to Exhibit No. 10.18 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

Exhibit No.	Description
10.20	Employment Agreement, dated as of November 9, 2007, by and among Affinion Group, Inc., and Nathaniel J. Lipman (incorporated by reference to Exhibit No. 10.1 to Quarterly Report on Form 10-Q for the period ended September 30, 2007, File No. 333-133895).

10.21	Employment Agreement, dated as of November 9, 2007, among Affinion Group, LLC, Affinion Group, Inc. and Robert Rooney (incorporated by reference to Exhibit No. 10.3 to Quarterly Report on Form 10-Q for the period ended September 30, 2007, File No. 333-133895).

10.22	Amendment to Employment Agreement, dated as of January 13, 2010, among Affinion Group Holdings, Inc., Affinion Group, Inc. and Robert Rooney (incorporated by reference to Exhibit No. 10.22 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

10.23	Employment Agreement, dated as of November 9, 2007, by and among Affinion Group Holdings, Inc., Affinion Group, Inc. and Todd H. Siegel (incorporated by reference to Exhibit No. 10.5 to Quarterly Report on Form 10-Q for the period ended September 30, 2007, File No. 333-133895).

10.24	Employment Agreement, dated as of January 15, 2010, by and among Affinion Group Holdings, Inc, Affinion Group, Inc. and Steven Upshaw (incorporated by reference to Exhibit No. 10.24 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

10.25	Patent License Agreement, dated as of October 17, 2005, between CD Intellectual Property Holdings, LLC, a Delaware corporation and Trilegiant Loyalty Solutions, Inc., a Delaware corporation (incorporated by reference to Exhibit No. 10.23 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

10.26	Amended and Restated Deferred Compensation Plan, dated as of November 20, 2008, of Affinion Group, Inc. (incorporated by reference to Exhibit 10.28 to Annual Report on Form 10-K for the year ended December 31, 2009, File No. 333-133895).

10.27	Employment Agreement, dated as of January 14, 2011, by and among Affinion Group Holdings, Inc., Affinion Group, Inc. and Richard Fernandes (incorporated by reference to Exhibit No. 10.27 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

10.28	Call Agreement, dated as of January 14, 2011, by and among Affinion Group Holdings, Inc., General Atlantic 79, L.P., Affinion Group Holdings, LLC and Richard Fernandes and Fernandes Family Trust A Dated June 25, 1999 (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on January 18, 2011, File No. 333-133895).

10.29	Fernandes Investor Rights Agreement, dated as of January 14, 2011, by and among Affinion Group Holdings, Inc., Affinion Group Holdings, LLC and Richard Fernandes (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the SEC on January 18, 2011, File No. 333-133895).

10.30	Form of Warrant to Purchase Shares of Common Stock, par value $0.01 per share, of Affinion Group Holdings, Inc. issued to Richard Fernandes (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the SEC on January 18, 2011, File No. 333-133895).

10.31	Employment Agreement, dated as of December 1, 2010, by and among Affinion Group Holdings, Inc., Affinion Group, Inc. and Lloyd M. Wirshba (incorporated by reference to Exhibit No. 10.31 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

12.1*	Statement re: Computation of Ratio of Earnings to Fixed Charges.

Exhibit No.	Description
21.1	Subsidiaries of Affinion Group, Inc. (incorporated by reference to Exhibit No. 21.1 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

23.1*	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

23.2**	Consent of McGladrey & Pullen, LLP, independent auditor.

23.3**	Consent of KPMG LLP, an independent registered public accounting firm.

23.4†	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

23.5†	Consent of Bass, Berry & Sims PLC (included in the opinion filed as Exhibit 5.2 to this Registration Statement).

23.6†	Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.3 to this Registration Statement).

23.7†	Consent of Holland & Hart LLP (included in the opinion filed as Exhibit 5.4 to this Registration Statement).

23.8†	Consent of Ice Miller LLP (included in the opinion filed as Exhibit 5.5 to this Registration Statement).

24.1*	Powers of Attorney of Directors and Officers of the registrants (included on signature pages to original Registration Statement).

25.1*	Form T-1 of Wells Fargo Bank, National Association (with respect to the 7.875% Senior Notes due 2018).

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Brokers.

99.4*	Form of Letter to Clients.

*	Previously filed.
**	Filed herewith.
†	To be filed by amendment.

(b) Financial Statement Schedules

All financial statement schedules are omitted because they are inapplicable, not required or the information has been disclosed elsewhere in the consolidated financial statements or notes thereto.

Item 22.	Undertakings

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of each of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: Each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrants hereby undertake to respond to requests for information that is included in the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 7th day of June, 2011.

AFFINION GROUP, INC.

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ NATHANIEL J. LIPMAN Nathaniel J. Lipman	Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2011

/S/ TODD H. SIEGEL Todd H. Siegel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 7, 2011

/S/ BRIAN J. DICK Brian J. Dick	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 7, 2011

* Richard J. Fernandes	Director	June 7, 2011

* Marc E. Becker	Director	June 7, 2011

* Stan Parker	Director	June 7, 2011

Signature	Title	Date

* Eric L. Press	Director	June 7, 2011

* Matthew H. Nord	Director	June 7, 2011

* Richard J. Srednicki	Director	June 7, 2011

* Jonathan E. Ellenthal	Director	June 7, 2011

* Anton J. Levy	Director	June 7, 2011

* Alfred F. Kelly	Director	June 7, 2011

* Scott D. Miller	Director	June 7, 2011

By:	/S/ TODD H. SIEGEL
Todd H. Siegel
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 7th day of June, 2011.

AFFINION DATA SERVICES, INC.

AFFINION LOYALTY GROUP, INC. CARDWELL AGENCY, INC.

LONG TERM PREFERRED CARE, INC. TRAVELERS ADVANTAGE SERVICES, INC. TRILEGIANT AUTO SERVICES, INC. TRILEGIANT CORPORATION

TRILEGIANT INSURANCE SERVICES, INC. TRILEGIANT RETAIL SERVICES, INC.

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ NATHANIEL J. LIPMAN Nathaniel J. Lipman	Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2011

/S/ TODD H. SIEGEL Todd H. Siegel	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	June 7, 2011

/S/ BRIAN J. DICK Brian J. Dick	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 7th day of June, 2011.

CCAA, CORPORATION WATCHGUARD REGISTRATION SERVICES, INC. WEBLOYALTY HOLDINGS, INC. WEBLOYALTY.COM, INC.

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ NATHANIEL J. LIPMAN Nathaniel J. Lipman	Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2011

/S/ TODD H. SIEGEL Todd H. Siegel	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 7th day of June, 2011.

AFFINION BENEFITS GROUP, LLC

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ NATHANIEL J. LIPMAN Nathaniel J. Lipman	Chief Executive Officer (Principal Executive Officer)	June 7, 2011

/S/ TODD H. SIEGEL Todd H. Siegel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 7, 2011

/S/ BRIAN J. DICK Brian J. Dick	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 7, 2011

AFFINION GROUP, LLC	Sole Managing Member	June 7, 2011

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 7th day of June, 2011.

AFFINION GROUP, LLC

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ NATHANIEL J. LIPMAN Nathaniel J. Lipman	Chief Executive Officer (Principal Executive Officer)	June 7, 2011

/S/ TODD H. SIEGEL Todd H. Siegel	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 7, 2011

AFFINION GROUP, INC.	Sole Managing Member	June 7, 2011

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman
Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 7th day of June, 2011.

AFFINION LOYALTY ACQUISITION, LLC

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ NATHANIEL J. LIPMAN Nathaniel J. Lipman	Chief Executive Officer (Principal Executive Officer)	June 7, 2011

/S/ TODD H. SIEGEL Todd H. Siegel	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 7, 2011

AFFINION LOYALTY GROUP, INC.	Sole Managing Member	June 7, 2011

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman
Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 7th day of June, 2011.

AFFINION PUBLISHING, LLC

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ NATHANIEL J. LIPMAN Nathaniel J. Lipman	Chief Executive Officer (Principal Executive Officer)	June 7, 2011

/S/ TODD H. SIEGEL Todd H. Siegel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 7, 2011

/S/ BRIAN J. DICK Brian J. Dick	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 7, 2011

AFFINION BENEFITS GROUP, LLC	Sole Managing Member	June 7, 2011

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 7th day of June, 2011.

CONNEXIONS LOYALTY TRAVEL SOLUTIONS LLC LOYALTY TRAVEL AGENCY LLC

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ NATHANIEL J. LIPMAN Nathaniel J. Lipman	Chief Executive Officer (Principal Executive Officer)	June 7, 2011

/S/ JEFFERY NEUNSINGER Jeffery Neunsinger	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 7, 2011

AFFINION LOYALTY ACQUISITION, LLC	Sole Managing Member	June 7, 2011

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 7th day of June, 2011.

GLOBAL PRIVACY SOLUTIONS, LLC

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ NATHANIEL J. LIPMAN	Chief Executive Officer (Principal Executive Officer)	June 7, 2011
Nathaniel J. Lipman

/S/ TODD H. SIEGEL Todd H. Siegel	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 7, 2011

TRILEGIANT CORPORATION	Sole Managing Member	June 7, 2011

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 7th day of June, 2011.

INTERNATIONAL TRAVEL FULFILLMENT LLC

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ NATHANIEL J. LIPMAN Nathaniel J. Lipman	Chief Executive Officer (Principal Executive Officer)	June 7, 2011

/S/ JEFFERY NEUNSINGER Jeffery Neunsinger	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 7, 2011

CONNEXIONS LOYALTY TRAVEL SOLUTIONS LLC	Sole Managing Member	June 7, 2011

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 7th day of June, 2011.

LIFT MEDIA, LLC

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ NATHANIEL J. LIPMAN Nathaniel J. Lipman	Chief Executive Officer (Principal Executive Officer)	June 7, 2011

/S/ TODD H. SIEGEL Todd H. Siegel	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 7, 2011

WEBLOYALTY.COM, INC.	Sole Managing Member	June 7, 2011

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 7th day of June, 2011.

CUC ASIA HOLDINGS, by its partners TRILEGIANT CORPORATION

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman Chief Executive Officer

TRILEGIANT RETAIL SERVICES, INC.

By:	/S/ NATHANIEL J. LIPMAN
Nathaniel J. Lipman Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ NATHANIEL J. LIPMAN Nathaniel J. Lipman	(1)	June 7, 2011

/S/ TODD H. SIEGEL Todd H. Siegel	(2)	June 7, 2011

/S/ BRIAN J. DICK Brian J. Dick	(3)	June 7, 2011

(1)	Nathaniel J. Lipman has signed this registration statement as President, Chief Executive Officer and Director (Principal Executive Officer) for Trilegiant Corporation, as general partner of CUC Asia Holdings and as President, Chief Executive Officer and Director (Principal Executive Officer) for Trilegiant Retail Services, Inc., as general partner of CUC Asia Holdings

(2)	Todd H. Siegel has signed this registration statement as Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer) for Trilegiant Corporation, as general partner of CUC Asia Holdings and as Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer) for Trilegiant Retail Services, Inc., as general partner of CUC Asia Holdings

(3)	Brian J. Dick has signed this registration statement as Senior Vice President and Chief Accounting Officer (Principal Accounting Officer) for Trilegiant Corporation, as general partner of CUC Asia Holdings and as Senior Vice President and Chief Accounting Officer (Principal Accounting Officer) for Trilegiant Retail Services, Inc., as general partner of CUC Asia Holdings

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase Agreement, dated as of July 26, 2005, by and among Cendant Corporation, Affinion Group, Inc. (f/k/a Affinity Acquisition, Inc.), and Affinion Group Holdings, Inc. (f/k/a Affinity Acquisition Holdings, Inc.), as amended by Amendment No. 1 thereto, dated as of October 17, 2005, among Cendant Corporation, Affinion Group, Inc. (f/k/a Affinity Acquisition, Inc.), and Affinion Group Holdings, Inc. (f/k/a Affinity Acquisition Holdings, Inc.) (incorporated by reference to Exhibit No. 2.1 to Registration Statement on Form S-4, filed with the SEC on May 8, 2006, File No. 333-133895).

2.2	Membership Interests Purchase Agreement, dated as of May 19, 2010, by and between Affinion Loyalty Acquisition, LLC, Affinion Group, Inc., Travel Leaders Group, L.L.C., Tag Investment Holdings, L.L.C., One Equity Partners III, L.P., OEP III Co-Investors, L.P., OEP II Partners Co-Invest, L.P. and One Equity Partners III, L.P., as representative acting on behalf of Sellers (as defined therein) (incorporated by reference to Exhibit No. 2.1 to Current Report on Form 8-K filed with the SEC on July 8, 2010, File No. 333-133895).

2.3	Agreement and Plan of Merger, dated as of January 14, 2011, by and among Affinion Group Holdings, Inc., Affinion Group, Inc., Parker Holdings, LLC, Parker Merger Sub, Inc. and Webloyalty Holdings, Inc. (incorporated by reference to Exhibit No. 2.1 to Current Report on Form 8-K filed with the SEC on January 18, 2011, File No. 333-133895).

3.1	Amended and Restated Certificate of Incorporation of Affinion Group, Inc. filed in the State of Delaware on September 27, 2005 (incorporated by reference to Exhibit No. 3.1 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

3.2	By-laws of Affinion Group, Inc. (incorporated by reference to Exhibit No. 3.2 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

4.1	Indenture, dated as of April 26, 2006 governing the 11 1/2% Senior Subordinated Notes due 2015, among Affinion Group, Inc., a Delaware corporation, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit No. 4.2 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

4.2	Supplemental Indenture No. 1, dated as of October 4, 2007, among CCAA Corporation, a Delaware corporation and an indirect subsidiary of Affinion Group, Inc., Affinion Group, Inc., a Delaware corporation, and Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of April 26, 2006 governing the 11 1/2% Senior Subordinated Notes due 2015 (incorporated by reference to Exhibit No. 4.5 to Annual Report on Form 10-K for the year ended December 31, 2007, File No. 333-133895).

4.3	Supplemental Indenture No. 2, dated as of January 24, 2008, among Watchguard Registration Services, Inc., an Indiana corporation, Affinion Group, Inc., and Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of April 26, 2006 governing the 11 1/2% Senior Subordinated Notes due 2015 (incorporated by reference to Exhibit No. 4.6 to Annual Report on Form 10-K for the year ended December 31, 2007, File No. 333-133895).

4.4	Supplemental Indenture No. 3, dated as of December 29, 2009, among Global Privacy Solutions, LLC, a Delaware limited liability company, Affinion Group, Inc., and Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of April 26, 2006 governing the 11 1/2% Senior Subordinated Notes due 2015 (incorporated by reference to Exhibit No. 4.3 to Quarterly Report on Form 10-Q for the period ended June 30, 2010, File No. 333-133895).

4.5	Supplemental Indenture No. 4, dated as of June 17, 2010, among Affinion Loyalty Acquisition, LLC, a Delaware limited liability company, Affinion Group, Inc., and Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of April 26, 2006 governing the 11 1/2% Senior Subordinated Notes due 2015 (incorporated by reference to Exhibit No. 4.4 to Quarterly Report on Form 10-Q for the period ended June 30, 2010, File No. 333-133895).

Exhibit No.	Description
4.6	Supplemental Indenture No. 5, dated as of July 29, 2010, among Loyalty Travel Agency LLC, a Delaware limited liability company, Connexions Loyalty Travel Solutions LLC, a Delaware limited liability company, International Travel Fulfillment LLC, a Delaware limited liability company, Affinion Group, Inc., and Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of April 26, 2006 governing the 11 1/2% Senior Subordinated Notes due 2015 (incorporated by reference to Exhibit No. 4.3 to Quarterly Report on Form 10-Q for the period ended September 30, 2010, File No. 333-133895).

4.7	Supplemental Indenture No. 6, dated as of February 14, 2011, among Webloyalty Holdings, Inc., a Delaware corporation, Webloyalty.com, Inc., a Delaware corporation, Lift Media, LLC, a Delaware limited liability company, Affinion Group, Inc., and Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of April 26, 2006 governing the 11 1/2% Senior Subordinated Notes due 2015 (incorporated by reference to Exhibit No. 4.7 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

4.8	Indenture, dated as of November 19, 2010 governing the 7.875 % Senior Notes due 2018, among Affinion Group, Inc., a Delaware corporation, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit No. 4.8 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

4.9	Supplemental Indenture No. 1, dated as of February 14, 2011, among Webloyalty Holdings, Inc., a Delaware corporation, Webloyalty.com, Inc., a Delaware corporation, Lift Media, LLC, a Delaware limited liability company, Affinion Group, Inc., and Wells Fargo Bank, National Association, as Trustee under the Indenture dated as of November 19, 2010 governing the 7.875% Senior Notes due 2018 (incorporated by reference to Exhibit No. 4.9 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

4.10	Form of 11 1/2% Senior Subordinated Note due 2015 (incorporated by reference to Appendix A of Exhibit No. 4.2 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

4.11	Form of 7.875 % Senior Note due 2018 (incorporated by reference to Appendix A of Exhibit No. 4.8 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

4.12	Registration Rights Agreement, dated as of November 19, 2010, among Affinion Group, Inc., the Guarantors (as defined therein), Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit No. 4.12 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895) .

5.1†	Opinion of Akin Gump Strauss Hauer & Feld LLP.

5.2†	Opinion of Bass, Berry & Sims PLC.

5.3†	Opinion of Troutman Sanders LLP.

5.4†	Opinion of Holland & Hart LLP.

5.5†	Opinion of Ice Miller LLP.

10.1	Amended and Restated Senior Secured Credit Facility, dated as of April 9, 2010, among Affinion Group Holdings, Inc., a Delaware corporation, Affinion Group, Inc., a Delaware corporation, and Bank of America, N.A., as administrative agent and collateral agent, Banc of America Securities LLC and Credit Suisse Securities (USA) LLC, as joint lead arrangers, Credit Suisse Securities (USA) LLC, as syndication agent, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as documentation agents, and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as joint bookrunners (incorporated by reference to Exhibit No.10.1 to Current Report on Form 8-K filed with the SEC on April 12, 2010, File No. 333-133895).

Exhibit No.	Description
10.2	Amended and Restated Guarantee and Collateral Agreement, dated and effective as of April 9, 2010, among Affinion Group, Inc., a Delaware corporation, each Subsidiary of the Affinion Group, Inc. identified as a party thereto and Bank of America, N.A., as administrative agent and collateral agent (incorporated by reference to Exhibit No. 10.2 to Current Report on Form 8-K filed with the SEC on April 12, 2010, File No. 333-133895).

10.3	Incremental Assumption Agreement, dated as of December 13, 2010, among Affinion Group, Inc., a Delaware corporation, Affinion Group Holdings, Inc., a Delaware corporation, certain subsidiaries of Affinion Group, Inc., Bank of America, N.A., as incremental revolving facility lender, Deutsche Bank AG New York Branch, as incremental revolving facility lender, and Bank of America, N.A., as administrative agent and collateral agent (incorporated by reference to Exhibit No. 10.1 to Current Report on Form 8-K filed with the SEC on December 17, 2010, File No. 333-133895).

10.4	Second Incremental Assumption Agreement, dated as of February 11, 2011, among Affinion Group, Inc., a Delaware corporation, Affinion Group Holdings, Inc., a Delaware corporation, certain subsidiaries of Affinion Group, Inc., Bank of America N.A., as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as joint lead arrangers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Goldman Sachs Lending Partners LLC, J.P. Morgan Securities LLC, UBS Securities LLC and Morgan Joseph Triartisan Finance LLC, as joint book runners, and the other financial institutions thereto, as incremental term lenders (incorporated by reference to Exhibit No. 10.4 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

10.5	Management Investor Rights Agreement, dated as of October 17, 2005 among Affinion Group Holdings, Inc., a Delaware corporation, Affinion Group Holdings, LLC, a Delaware limited liability company, and the holders that are parties thereto (incorporated by reference to Exhibit No. 10.4 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

10.6	Amendment to Management Investor Rights Agreement, dated as of April 30, 2010, among Affinion Group Holdings, Inc., a Delaware corporation, Affinion Group Holdings, LLC, a Delaware limited liability company, and the holders that are parties thereto (incorporated by reference to Exhibit No. 10.1 to Quarterly Report on Form 10-Q for the period ended March 31, 2010, File No. 333-133895).

10.7	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit No. 10.2 to Quarterly Report on Form 10-Q for the period ended March 31, 2010, File No. 333-133895).

10.8	Amended and Restated Consulting Agreement, dated as of January 14, 2011, between Affinion Group, Inc. and Apollo Management V, L.P. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on January 18, 2011, File No. 333-133895).

10.9	Affinion Group Holdings, Inc. 2005 Stock Incentive Plan, dated as of October 17, 2005 (incorporated by reference to Exhibit No. 10.6 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

10.10	First Amendment to the Affinion Group Holdings, Inc. 2005 Stock Incentive Plan, dated December 4, 2006 (incorporated by reference to Exhibit 10.8 to Annual Report on Form 10-K for the year ended December 31, 2006, File No. 333-133895).

10.11	Second Amendment to the Affinion Group Holdings, Inc. 2005 Stock Incentive Plan, dated January 30, 2007 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the SEC on February 1, 2007, File No. 333-133895).

10.12	Form of Affinion Group Holdings, Inc. 2007 Stock Award Plan (incorporated by reference to Exhibit No. 10.6 to Quarterly Report on Form 10-Q for the period ended September 30, 2007, File No. 333-133895).

Exhibit No.	Description
10.13	Form of Nonqualified Stock Option Agreement pursuant to Affinion Group Holdings, Inc.’s 2007 Stock Award Plan (incorporated by reference to Exhibit No. 10.7 to Quarterly Report on Form 10-Q for the period ended September 30, 2007, File No. 333-133895).

10.14	Restricted Stock Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Nathaniel J. Lipman (incorporated by reference to Exhibit No. 10.7 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

10.15	Option Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Nathaniel J. Lipman (incorporated by reference to Exhibit No. 10.8 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

10.16	Option Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Optionee (with Optionee signatories being Rooney and Siegel, among others) (incorporated by reference to Exhibit No. 10.9 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

10.17	Subscription Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Investor (with Investor signatories being Rooney and Siegel, among others) (incorporated by reference to Exhibit No. 10.15 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

10.18	Subscription Agreement, dated as of October 17, 2005, between Affinion Group Holdings, Inc. and Nathaniel J. Lipman (incorporated by reference to Exhibit No. 10.16 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

10.19	Supplemental Bonus Letter by and between Officer and Cendant Marketing Services Division dated September 28, 2005 (assumed by Affinion Group, Inc.) (with Officer signatories being Lipman, Rooney and Siegel, among others) (incorporated by reference to Exhibit No. 10.18 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

10.20	Employment Agreement, dated as of November 9, 2007, by and among Affinion Group, Inc., and Nathaniel J. Lipman (incorporated by reference to Exhibit No. 10.1 to Quarterly Report on Form 10-Q for the period ended September 30, 2007, File No. 333-133895).

10.21	Employment Agreement, dated as of November 9, 2007, among Affinion Group, LLC, Affinion Group, Inc. and Robert Rooney (incorporated by reference to Exhibit No. 10.3 to Quarterly Report on Form 10-Q for the period ended September 30, 2007, File No. 333-133895).

10.22	Amendment to Employment Agreement, dated as of January 13, 2010, among Affinion Group Holdings, Inc., Affinion Group, Inc. and Robert Rooney (incorporated by reference to Exhibit No. 10.22 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

10.23	Employment Agreement, dated as of November 9, 2007, by and among Affinion Group Holdings, Inc., Affinion Group, Inc. and Todd H. Siegel (incorporated by reference to Exhibit No. 10.5 to Quarterly Report on Form 10-Q for the period ended September 30, 2007, File No. 333-133895).

10.24	Employment Agreement, dated as of January 15, 2010, by and among Affinion Group Holdings, Inc, Affinion Group, Inc. and Steven Upshaw (incorporated by reference to Exhibit No. 10.24 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

10.25	Patent License Agreement, dated as of October 17, 2005, between CD Intellectual Property Holdings, LLC, a Delaware corporation and Trilegiant Loyalty Solutions, Inc., a Delaware corporation (incorporated by reference to Exhibit No. 10.23 to Registration Statement on Form S-4 filed with the SEC on May 8, 2006, File No. 333-133895).

10.26	Amended and Restated Deferred Compensation Plan, dated as of November 20, 2008, of Affinion Group, Inc. (incorporated by reference to Exhibit 10.28 to Annual Report on Form 10-K for the year ended December 31, 2009, File No. 333-133895).

Exhibit No.	Description
10.27	Employment Agreement, dated as of January 14, 2011, by and among Affinion Group Holdings, Inc., Affinion Group, Inc. and Richard Fernandes (incorporated by reference to Exhibit No. 10.27 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

10.28	Call Agreement, dated as of January 14, 2011, by and among Affinion Group Holdings, Inc., General Atlantic 79, L.P., Affinion Group Holdings, LLC and Richard Fernandes and Fernandes Family Trust A Dated June 25, 1999 (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the SEC on January 18, 2011, File No. 333-133895).

10.29	Fernandes Investor Rights Agreement, dated as of January 14, 2011, by and among Affinion Group Holdings, Inc., Affinion Group Holdings, LLC and Richard Fernandes (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the SEC on January 18, 2011, File No. 333-133895).

10.30	Form of Warrant to Purchase Shares of Common Stock, par value $0.01 per share, of Affinion Group Holdings, Inc. issued to Richard Fernandes (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the SEC on January 18, 2011, File No. 333-133895).

10.31	Employment Agreement, dated as of December 1, 2010, by and among Affinion Group Holdings, Inc., Affinion Group, Inc. and Lloyd M. Wirshba (incorporated by reference to Exhibit No. 10.31 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

12.1*	Statement re: Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of Affinion Group, Inc. (incorporated by reference to Exhibit No. 21.1 to Annual Report on Form 10-K for the year ended December 31, 2010, File No. 333-133895).

23.1*	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

23.2**	Consent of McGladrey & Pullen, LLP, independent auditor.

23.3**	Consent of KPMG LLP, an independent registered public accounting firm.

23.4†	Consent of Akin Gump Strauss Hauer & Feld LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.5†	Consent of Bass, Berry & Sims PLC (included in the opinion filed as Exhibit 5.2 to this Registration Statement).

23.6†	Consent of Troutman Sanders LLP (included in the opinion filed as Exhibit 5.3 to this Registration Statement).

23.7†	Consent of Holland & Hart LLP (included in the opinion filed as Exhibit 5.4 to this Registration Statement).

23.8†	Consent of Ice Miller LLP (included in the opinion filed as Exhibit 5.5 to this Registration Statement).

24.1*	Powers of Attorney of Directors and Officers of the registrants (included on signature pages to original Registration Statement).

25.1*	Form T-1 of Wells Fargo Bank, National Association (with respect to the 7.875% Senior Notes due 2018).

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Brokers.

99.4*	Form of Letter to Clients.

*	Previously filed.
**	Filed herewith.
†	To be filed by amendment.